Serina Therapeutics to Present at the American Chemistry Society (ACS) Spring 2025 Meeting

HUNTSVILLE, AL, March 24, 2025 (GLOBE NEWSWIRE) -- Serina Therapeutics, Inc. (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug delivery technology, announced that Randall Moreadith, M.D., Ph.D., Chief Development Officer, will present new data at the ACS Spring 2025 Meeting and Expo in San Diego, CA. His presentation, titled "A Non-Immunogenic LNP for Gene Delivery: Characterization of Poly(oxazoline) Lipid Nanoparticles," will highlight findings on the immunogenic profile of Serina’s proprietary POZ-lipid technology.

Dr. Moreadith will share data demonstrating that Serina’s POZ-lipid, a key component of lipid nanoparticles (LNPs), did not trigger an IgM or IgG antibody response following repeat dosing in rats. In contrast, polyethylene glycol (PEG)-lipid standards, commonly used in current LNP formulations, elicited a strong and boosted antibody response.

Anti-PEG antibodies have been implicated as a potential cause of anaphylaxis and other serious adverse events observed in humans receiving PEGylated mRNA vaccines, such as those from Pfizer and Moderna. The absence of an immune response to Serina’s POZ-lipid represents a novel discovery that could enable the development of safer and more effective LNP formulations for gene therapy and RNA-based medicines.

About Serina Therapeutics
Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ PlatformTM provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.

For more information, please visit https://serinatherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statement

This release contains forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in Serina’s Annual Report on Form 10-K, and Serina’s other periodic reports and documents filed from time to time with the SEC. The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:

Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630